                                                                  Exhibit 11

Statement Re:  Computation of Earnings per Share
                                        For The Three Months                For The Year
                                        Ended December 31                  Ended December 31
                                             1995            1994               1995            1994
PRIMARY:

Average Shares Outstanding               17,061,000      17,009,000         17,174,000      17,132,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                       121,000         112,000            113,000         118,000
                                        ------------    ------------       ------------    ------------
Total                                    17,182,000      17,121,000         17,287,000      17,250,000
                                        ============    ============       ============    ============
Net Income                              $13,190,000     $11,532,000        $49,106,000     $46,211,000

Per Share Amount                              $0.77           $0.67              $2.84           $2.68
                                        ============    ============       ============    ============

FULLY DILUTED:

Average Shares Outstanding               17,061,000      17,009,000         17,174,000      17,132,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                       131,000         114,000            154,000         105,000
                                        ------------    ------------       ------------    ------------
Total                                    17,192,000      17,123,000         17,328,000      17,237,000
                                        ============    ============       ============    ============
Net Income                              $13,190,000     $11,532,000        $49,106,000     $46,211,000

Per Share Amount                              $0.77           $0.67              $2.83           $2.68
                                        ============    ============       ============    ============